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                                                                   EXHIBIT 10.37

                          Coinmach Laundry Corporation
                               Lock-Up Agreement



                                              July 23, 1996


Lehman Brothers Inc.
Dillon Read & Co.
Lazard Freres & Co., LLC
Fieldstone FPCG Services, Inc.
as Representatives of the
Several Underwriters
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York  10285


Ladies and Gentlemen:

          The undersigned, as a holder of securities of Coinmach Laundry Corporation, a Delaware corporation (the "Company"), irrevocably agrees not to, directly or indirectly, without the prior written approval of Lehman Brothers Inc., offer, sell or otherwise dispose of any shares of the Company's capital stock (the "Common Stock") (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition of any shares of Common Stock) or sell or grant options, rights or warrants with respect to any shares of Common Stock of the Company (the "Securities") that the undersigned may own directly or indirectly for a period of one hundred and eighty (180) days (the "Lock-up Period") following the day on which the Form S-1 Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission on May 13, 1996 on behalf of the Company in connection with the initial public offering of the Company's Class A common stock, par value $.01 per share (the "Offering"), shall become effective by order of the Securities and Exchange Commission.

          The undersigned understands that the underwriters and the Company will rely upon the representations set forth in this Agreement in proceeding with the Offering. The undersigned understands that this Agreement is irrevocable and shall be binding on the undersigned and the undersigned's successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Securities of the Company held by the undersigned except in compliance with this Agreement.

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          Notwithstanding anything else herein, if the Offering is not consummated on or before September 30, 1996, the terms and provisions of this Agreement shall be of no further force or effect.


                              COINMACH LAUNDRY CORPORATION



                              By:  /s/ ROBERT M. DOYLE
                                  -------------------------------
                                  Name:  Robert M. Doyle
                                  Title: Senior Vice President

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